EXHIBIT 32.6

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF

UNIVERSAL CITY FLORIDA HOLDING CO. II

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report of Universal City Florida Holding Co. II (the “Company”) on Form 10-K for the period ending December 31, 2005 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Short, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2006

By:	/s/ MICHAEL J. SHORT
Michael J. Short
Principal Financial Officer